EXHIBIT 10.6

FIRST AMENDMENT TO BRIDGE NOTE PURCHASE AGREEMENT

First Amendment dated as of August 24, 2006 to that certain Bridge Purchase Agreement dated as of August 23, 2006 (“Agreement”) by and among Capital Growth Systems, Inc., a Florida corporation (“Borrower” or “Company”) and each of the persons advancing bridge loans to Borrower in accordance with the terms of the Agreement (each a “Lender” and collectively, “Lenders”). Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Agreement.

RECITALS

A.  Borrower is desirous of inducing various Lenders to fund the loans called for in the Agreement.

B.  Certain prospective Lenders have proposed that the Agreement be amended to provide them the additional rights as set forth in this First Amendment, which are intended to increase the desirability of the Notes to be issued pursuant to the Agreement, and Borrower is willing to amend the Agreement as called for herein.

NOW THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  The following Section 9 is added to the Agreement.

9. Additional Rights in Favor of Lenders.

9.1 Collateral Security. In addition to the collateral granted to the Lenders pursuant to the Note Administration and Security Agreement, the Borrower further agrees that promptly following its acquisition of 20/20 Technologies, Inc. (“20/20”) by way of subsidiary merger (the acquiring subsidiary being “20/20 Sub”), to pledge 100% of the capital stock of 20/20 Sub to Lenders as additional collateral pursuant to the Note Administration and Security Agreement, and agrees to deliver to the Servicer named in said Agreement the stock certificate(s) for the shares, together with an assignment separate from certificate for the shares duly executed in blank.

9.2 Conversion Following Payments of Principal or Interest on the Notes. Should Borrower pay off the principal amount of Lender’s Note in whole or part, then Lender shall have the right for a period of 30 days following delivery of each payment of principal by Borrower with respect to Lender’s Note (and if consented to by the Borrower, some or all of the accrued unpaid interest with respect to this Note), to subscribe to purchase that number of “Equity Units equal to the principal amount so paid, divided by the “Conversion Price,” by delivery of written notice to the Borrower and tender of the corresponding purchase price within said 30-day period. The Lender acknowledges that the securities corresponding to the Equity Units shall have legends restricting transfer except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act of 1933 as amended.

9.3 Expansion of Securities. The definition of Securities in Section 6.2 of this Agreement is amended to increase the coverage thereof to include any securities purchased pursuant to conversion of the Notes to Equity Units and therefore now reads as follows:

“any capital stock issuable upon exercise of the Warrants and any securities issuable to such Lender by virtue of conversion of the Lender’s Note or exercise of the Lender’s conversion rights pursuant to Section 9.2 hereof)”

9.4 Modification to Note. The following Section 9 is hereby added to the Note to be issued to each of the Lenders pursuant to this Agreement and attached as Exhibit A of this Agreement.

9. Conversion.

9.1 Definitions.

(a) “Conversion Price” shall mean the purchase price. “Conversion Price” shall mean the purchase price for Equity Units:

(b) “Equity Units” shall mean the units of the Company’s Common Stock or Preferred Stock and/or any securities conferring the right to purchase the Company’s Preferred Stock or securities convertible into, or exchangeable for (with or without additional consideration), the Company’s Common Stock or Preferred Stock which are issued in connection with the next equity financing of the Borrower after the date of this Note, in which at least $5,000,000 of gross proceeds is raised from the sale of the Equity Units. To the extent an Equity Unit is comprised of shares of Preferred Stock and/or warrants, where the shares of Preferred Stock on the occurrence of an event (such as filing of an amendment to the Borrower’s articles of incorporation), then following such event, the Equity Unit shall be deemed to constitute the shares of Common Stock into which said shares of Preferred Stock were converted or convertible, and the corresponding warrant, if any, will be adjusted to be a warrant to purchase the corresponding number of shares of Common Stock into which the Preferred Stock was converted.

9.2 Conversion. Subject to the procedures provided in Section 9.3 below, the Holder of this Note has the right, at the Lender’s option, at any time from and after the date hereof and prior to the payment of the obligations evidenced hereby, to convert some or all of the principal amount of this Note (and if consented to by the Borrower, some or all of the accrued unpaid interest with respect to this Note), on demand, in accordance with the provisions of Section 9.2 hereof, in whole or in part, into Equity Units at the price in which the Equity Units were sold by the Lender to third party investors.

(a) Notice of Conversion. To convert this Note, the holder of this Note shall give written notice (“Conversion Notice”) to the Borrower of its election to convert this Note to Equity Units pursuant to Section 9.2. The conversion, and all of the rights of the Lender hereof in and with respect to the Equity Units shall be effective immediately upon delivery of the Conversion Notice and surrender of this Note to Borrower. Borrower shall, immediately following such conversion, deliver to such person as the Holder of this Note shall designate in the Conversion Notice a certificate or certificates for the number of securities comprising the Equity Units to which the Lender shall be entitled.

(b) Mechanics and Effect of Conversion. Upon a conversion of this Note, the Borrower shall be forever released from all of its obligation and liabilities under this Note, except, the Borrower shall be obligated to pay the Lender, within ten (10) days after the date of such conversion, any interest accrued and unpaid to and including the date of such conversion (absent conversion of said interest to Notes upon mutual agreement of the parties), and no more, to the extent the Lender has not elected to convert said interest to Equity Units or New Company Securities as provided in Section 9.2.

9.3 Subdivision or Combination of Shares of Capital Stock. If the Borrower at any time subdivides one or more classes of its outstanding shares of capital stock into a greater number of shares of capital stock (or units thereof), or decreases the percentage interest attributable to any shares of capital stock, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Borrower at any time combines one or more classes of its outstanding shares of capital stock into a smaller number of shares of capital stock or increases the percentage interest attributable to the shares of capital stock, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

9.4 Organic Change. Prior to the consummation of any Organic Change (as defined below), Borrower will make appropriate provisions to insure that the Lender will thereafter have the right to acquire and receive, in lieu of or in addition to the shares of capital stock in Borrower immediately theretofore acquirable and receivable upon the conversion of this Note, such shares of stock, membership interests, partnership interests, securities or assets as such Lender would have received in connection with such Organic Change if the Lender had converted this Note immediately prior to such Organic Change. In any such case, Borrower will make appropriate provisions to insure that the provisions of this Section 9.4 will thereafter be applicable to this Note (including, an immediate adjustment of the Conversion Price to the value for the shares of capital stock in Borrower reflected by the terms of such Organic Change and a corresponding immediate adjustment in the number of shares of capital stock acquirable and receivable upon conversion of this Note, if the value so reflected is less than the Conversion Price in effect immediately prior to such Organic Change). The Borrower will not effect any such Organic Change, unless prior to the consummation thereof, the successor company resulting from such Organic Change assumes by written instrument either: (i) the obligation to deliver to Lender such shares of stock, securities or assets as, in accordance with the foregoing provisions, Lender may be entitled to acquire; or (ii) the obligation to pay to the Lender, should the Lender elect to convert this Note following such Organic Change, an amount of value equivalent to what the Lender would have received pursuant to subparagraph (i) indicated above as of the date of the Organic Change. All other terms of this Note shall remain in full force and effect following such an Organic Change. The provisions of this Section 9.4 shall similarly apply to successive Organic Changes.

As used herein, the term “Organic Change” shall mean any merger, consolidation, combination, recapitalization, reorganization, or other change in, or with respect to, the shares of capital stock in Borrower, including, without limitation, any amendment to the certificate of incorporation of Borrower which effects any such change.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above in one or more counterparts, all of which when taken as a whole shall be binding upon the parties.

COMPANY:		LENDERS:

Capital Growth Systems, Inc., a Florida		/s/
corporation		[Signature]

By:	/s/ Douglas Stukel	[Print Name]
Its:	Executive Vice President

[Signature]

[Print Name]

Schedule to Exhibit 10.6

The agreements listed below are substantially identical to this exhibit and are not being filed separately as exhibits pursuant to Rule 12b-31 promulgated under the Exchange Act.

Mellon Enterprises, Limited Partnership	August 24, 2006
Mellon Enterprises, Limited Partnership	August 24, 2006
David J. Lies	August 24, 2006
Albert Pick III	August 24, 2006
Norman Siegel	August 24, 2006
Dr. Fred Edminson	August 24, 2006
Nicholas D’Andrea	August 24, 2006
Jeffrey A. Thompson	August 24, 2006
Michael Reardon	August 24, 2006
Rosalie D’Andrea	August 24, 2006
Dr. Joseph Marconi	August 24, 2006
Richard Rizzo	August 24, 2006
Scott Mitchell	August 24, 2006
John Lindon	August 24, 2006
Robert Donofrio	August 24, 2006
Richard A. Levy	August 24, 2006
Hyatt Johnson Capital LLC	August 24, 2006
Jason Hyatt	August 24, 2006
Jason Hyatt	August 24, 2006
Cabrien, Inc.	August 24, 2006
Philip C. Cohen	August 24, 2006
Michael Demnicki	August 24, 2006
John Murrens	August 24, 2006
Thomas R. Murrens	August 24, 2006
Raymond Cahnman	August 24, 2006
Michael Joss	August 24, 2006
Garry Lakin	August 24, 2006
Donald O. Johnson	August 24, 2006
LaSalle 20/20 Lender, LLC	August 24, 2006
Sam Sallerson	August 24, 2006
Jonathon Piser	August 24, 2006
Aldia Trust	August 24, 2006
Thomas G. Hudson	August 24, 2006
Patrick Shutt	August 24, 2006
Scott Mitchell	August 24, 2006
Norman Siegel	August 24, 2006
Gerald F. Rozek	August 24, 2006
Warren Iola	August 24, 2006
Lou Orenstein	August 24, 2006